Exhibit (d)

                              [LETTERHEAD OF PBWT]

                                                               September 8, 2009
Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity to be created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), 400,000,000 American Depositary Shares (the "ADSs") to be issued under the Second Amended and Restated Deposit Agreement, dated as of August 10, 1999 (the "Original Deposit Agreement"), by and among Citibank, N.A., as Depositary (the "Depositary"), CEMEX, S.A.B. de C.V. a company incorporated and existing under the laws of the United Mexican States (the "Company"), and all Holders and Beneficial Owners from time to time of ADSs evidenced by American Depositary Receipts ("ADRs") issued thereunder, as amended by Amendment No.1 to Second Amended and Restated Deposit Agreement, dated as of July 1, 2005 ("Amendment No.1"), by and among the Depositary, the Company and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs, and as supplemented by the Letter Agreement, dated October 12, 2007 (the "Letter Agreement," and the Original Deposit Agreement as amended by the Amendment No. 1 and as supplemented by the Letter Agreement, the "Deposit Agreement"). A copy of each of the Amendment No. 1 and the Letter Agreement are being filed as Exhibits (a)(i) and (b), respectively, to the Registration Statement. Each ADS represents the right to receive, subject to the terms of the Deposit Agreement, ten (10) CPOs, each CPO representing economic interests in two (2) Series A Shares and one (1) Series B Share, in each case held in the CPO Trust of the Company.

      Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the United States Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the United States Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

      Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement has been duly executed and delivered by the Company, and the Shares and the CPOs have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

      This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                        Very truly yours,

                                        PATTERSON BELKNAP WEBB & TYLER LLP

                                        By: /s/ Herman H. Raspe
                                            ------------------------------------
                                            A Member of the Firm